SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 4, 2020

HYB HOLDING CORP.
(Exact name of registrant as specified in its charter)

Utah	0-51012	84-2528660
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

181 Dante Avenue, Tuckahoe, NY 10707
(Address of principal executive offices) (Zip Code)

914-693-3026
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On September 4, 2020 Storm Funding LLC purchased 6,465,442 shares of the Registrant's common stock, representing 66.6% of the outstanding shares. David Rubin is the Managing Member of Storm Funding LLC. Storm Funding LLC purchased the shares from Robert Brantl for a cash payment of $125,000 and a promissory note in the principal amount of $110,000. The funds used for the purchase were from the cash assets of Storm Funding LLC.

Pursuant to the terms of the stock purchase agreement, Robert Brantl resigned from his positions as the sole member of the Registrant's board of directors and as the Registrant's Chief Executive Officer and Chief Financial Officer. Prior to his resignation, Robert Brantl elected David Rubin, Manuel Iglesias and Denis Kleinfeld to succeed him as the members of the Registrant's Board of Directors.

On September 11, 2020 the Registrant's Board of Directors appointed the following persons to serve as the officers of the Registrant:

Chairman (Chief Executive Officer) — David Rubin

President (Chief Operating Officer) — Manuel Iglesias

Secretary — Robert Brantl

Information concerning the directors and officers of the Registrant follows:

David Rubin. Mr. Rubin has been appointed to the Board so that he may contribute his skills and experience in financial management. Since 2020, Mr. Rubin has served as Chairman and CEO of Medi-Scan, Inc., which is engaged in developing a medical device. Since 2010 Mr. Rubin has served as CEO of Capital Stack, LLC, which is engaged in the business of making cash advances to merchants. Since 2012 Mr. Rubin has also served as CEO of ACH Capital, LLC and since 2016 as CEO of eProdigy Financial LLC, both of which are likewise in the business of making merchant cash advances. Mr. Rubin is 44 years old.

Manuel Iglesias. Mr. Iglesias has been appointed to the Board so that he may contribute his skills and experience in corporate management. Since 2009 Mr. Iglesias has been engaged in the practice of law as sole member of Manuel E. Iglesias P.A. Since 2017, Mr. Iglesias has served as President of Medi-Scan, Inc. (formerly as Manager of Medi-Scan LLC), which is engaged in developing a medical device. From 2007 until May 2018 Mr. Iglesias served as President, CEO and a member of the Board of Directors of Hygea Holdings Corp., which provided primary care medical services. From 2012 until 2016, Hygea Holdings Corp. filed reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act. In March of 2020 Hygea Holdings Corp. petitioned for relief under Chapter 11 of the U.S. Bankruptcy Code. From 2017 to 2019 Mr. Iglesias also served on the Board of Directors of Organicell Regenerative Medicine Inc., which files reports pursuant to Section 12(g) of the Securities Exchange Act. Mr. Iglesias was awarded an MBA degree by the University of Chicago in 1981 and a J.D. degree by the University of Chicago in 1979. Mr. Iglesias is 65 years old.

Denis Kleinfeld. Mr. Kleinfeld has been appointed to the Board of Directors so that he may contribute his skills and experience in business planning and regulatory compliance. Since 2016 Mr. Kleinfeld has been engaged in the practice of law under the name Kleinfeld Legal Advisors. For more than six years prior to 2016, Mr. Kleinfeld practiced law as principal of the Kleinfeld Law Firm. Both of those practices encompassed matters of international tax and estate law. Mr. Kleinfeld was awarded a J.D. degree by the Loyola University of Chicago School of Law in 1970. Mr. Kleinfeld is 74 years old.

Robert Brantl. Mr. Brantl served as the sole officer and director of HYB Holding Corp. from July 2017 until September 4, 2020. Since 1980, Mr. Brantl has been employed as an attorney, licensed to practice law in the State of New York. He has been a sole practitioner, specializing in matters of securities regulation and corporate finance, since 1998. Mr. Brantl was awarded a J.D. degree by the Harvard Law School in 1979.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2020	HYB Holding Corp. By: /s/ David Rubin David Rubin Chief Executive Officer

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